Exhibit 10.32
FORBEARANCE AND PLEDGE AGREEMENT
          THIS FORBEARANCE AND PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of this 7th day of May, 2007 by and among DENIS O’DONNELL, an individual (the “Borrower”) and NOVAVAX, INC., a Delaware corporation (the “Company”).
RECITALS
          A. WHEREAS, in 2002, the Company approved the payment of the exercise price of options by Borrower through the delivery of a full recourse, interest-bearing promissory note (the “Note”) in the amount of $1,031,668, (together with accrued interest monthly at the rate of 5.07%, the “Obligations”).
          B. WHEREAS, such Note is secured by 166,667 shares of common stock of the Company (the “Original Collateral”) pursuant to a pledge agreement between the Borrower and the Company, dated as of March 21, 2002 (the “Pledge Agreement”).
          C. WHEREAS, the Note was originally payable upon the earlier to occur of the following: (a) payable in full upon the date on which the Bon’ower ceased for any reason to be a director of the Company, (b) payable in part to the extent of net proceeds, upon the date on which the Borrower sold all or any portion of the Original Collateral, or (c) payable in full on March 21, 2007.
          D. WHEREAS, on March 20, 2007 the Borrower resigned as a director of the Company and did not repay the Obligations. Failure to repay the Obligations when due constitutes a default of the Note (the “Designated Default”).
          E. WHEREAS, the Borrower desires to pledge options to acquire an additional 213,333 shares of Company common stock as collateral for the Obligations, as more fully set forth in Appendix A (the “Additional Collateral” and together with the Original Collateral, the “Collateral”).
          F. WHEREAS, the Borrower has requested, and the Company has agreed, to forebear on the collection of the Obligations, subject to the terms set forth in this Agreement.
AGREEMENT
          In consideration of the Recitals and the mutual promises and covenants contained herein, the Company and the Borrower agree as follows:
          1. Agreement to Forbear. During the period (the “Forbearance Period”) commencing on the date hereof and ending on the earlier to occur of (i) June 30, 2009; (ii) any date on which the closing price of the Company’s common stock, as reported on the NASDAQ Global Market, exceeds $7.00 per share, but only to the extent that the Obligations are satisfied in the manner provided in Section 6(b); and (ii) the date that any Forbearance Default (as defined in Section 7 hereof) occurs, the Company will forbear in the exercise of its rights and remedies under the Note and Pledge Agreement with respect to the Designated Default. Without limiting the generality of the foregoing, during the Forbearance Period, Company will not (i) accelerate the maturity, or initiate proceedings for the collection, of the Obligations; (ii) file or join in filing any involuntary petition in bankruptcy with respect to Borrower, or otherwise initiate or participate in similar insolvency reorganization, or moratorium proceedings for the benefit of creditors of Borrower; or (iii) repossess, realize upon or sell, through judicial proceedings or otherwise, any of the Collateral, except as expressly set forth herein.

          2. Pledge of Additional Collateral. The Borrower hereby assigns, transfers, sets over and pledges to the Company the Additional Collateral to secure the payment of the Obligations and the performance of any and all liabilities and obligations of the Borrower to the Company arising under the Note, the Pledge Agreement or this Agreement. The Borrower hereby grants to the Company a first priority security interest in the Additional Collateral.
          3. Stock Powers. Concurrently with the delivery to the Company of each certificate representing one or more share of Additional Collateral, the Borrower shall deliver an undated stock power covering such certificate, duly executed in blank by the Borrower with, if the Company so requests, signature guaranteed.
          4. Representations and Warranties. Borrower hereby represents and warrants to the Company as follows:
               (a) Recitals. To the best of Borrower’s knowledge, the Recitals in this Agreement are true and correct in all material respects.
               (b) Enforceability. This Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.
               (c) No Violation. Borrower’s execution, delivery and performance of this Agreement do not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject; (ii) conflict with or result in a breach of any agreement or instrument to which Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of the Company.
               (d) Title to Additional Collateral. Borrower has good and marketable title to the Collateral, free and clear of any mortgage, pledge, lien, encumbrance or charge of any nature whatsoever, except as set forth herein.
               (e) Indebtedness. There is no material breach or default of the terms of any other agreement or instrument evidencing indebtedness of the Borrower, except for the Designated Default.
               (f) Obligations Absolute. The obligation of the Borrower to repay the Obligations, including all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.
               (g) Financial Information. The Borrower has delivered to the Company true and complete copies of the Borrower’s personal financial statements, dated as of March 30, 2007, which is attached hereto as Schedule I. There have been no material changes to the Borrower’s financial condition since March 31, 2007.
          5. Covenants of Borrower.
               (a) Additional Financial Information. For each year that the Obligations remain outstanding, the Borrower will deliver to the Company true and complete copies of the Borrower’s financial statements, in substantially the same form as the financial statements attached hereto as Schedule I, dated as of September 30 and March 31, as soon as such statements are available, but in no event later than October 15 and April 15, respectively.

               (b) Change in Financial Condition. The Borrower shall promptly inform the Company of any event that could reasonably affect the Borrower’s financial condition or personal assets, including, but not limited, any default or material breach of the terms of any other agreement or instrument evidencing indebtedness, a material increase or decrease in Borrower’s gross income, a material gain or loss of any personal asset of the Borrower, the filing of any suit, action or proceeding or the rendering of any judgment or order that could have a material impact on the Borrower’s financial condition or personal assets as reported in most his recent financial statement.
          6. Collateral.
               (a) The Borrower hereby renounces and waives all rights that are waivable under Article 9 of the Uniform Commercial Code (the “UCC”) as in effect from time to time in any jurisdiction in which any Collateral may now or hereafter be located. Without limiting the generality of the foregoing, the Borrower hereby (i) renounces any right to receive notice of any disposition by the Company of the Collateral pursuant to the UCC upon termination of the Forbearance Period, whether such disposition is by public or private sale under the UCC or otherwise, and (ii) waives any rights relating to compulsory disposition of the Collateral pursuant to the UCC.
               (b) At any time that the closing price of the Company’s common stock, as reported on the NASDAQ Global Market, exceeds $7.00, the Company may, on behalf of the Borrower, exercise any options and sell any shares of common stock of the Company held by the Company as Collateral, and apply the net proceeds towards the Obligations. In the event that the proceeds, net of any exercise price paid by the Company, exceeds the Obligations, the Company shall promptly refund the excess to Borrower. In the event that the proceeds, net of any exercise price paid by the Company, is insufficient to satisfy the Obligations, the terms set forth in this Agreement shall apply to the Obligations still outstanding. In executing the sales, the Company shall comply with the Securities Act of 1933, as amended, and all rules and regulations thereunder.
               (c) The Company shall exercise reasonable care in the custody and preservation of the Collateral in its possession. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Company shall not have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower or tendering surrender of it to the Borrower, it being understood that the Company shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Company has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.
          7. Default. Each of the following shall constitute a “Forbearance Default” hereunder:
               (a) The Borrower shall fail to keep or perform any of the covenants or agreements contained herein; or
               (b) any representation or warranty of Borrower herein shall be false, misleading or incorrect in any material respect.
     Upon the occurrence of a Forbearance Default, and without demand for performance or other notice of any kind to Borrower:
               (i) the Company’s agreement to forbear shall automatically terminate;

               (ii) the Company may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise specifically required hereunder) to or upon the Borrower, may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign or give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Company shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Company, to the payment in whole or in part of the Obligations, in such order as the Company may elect, and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-615(f) of the UCC, need the Company account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Company arising out of the lawful exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 business days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Company to collect such deficiency; and
               (iii) the Company shall be free to exercise any and all rights and remedies it may have hereunder or under applicable law. The Company and Borrower hereby acknowledge and agree that as of the date hereof, neither is aware of any event of default other than the Designated Defaults.
          8. Release and Indemnity.
               (a) The Borrower hereby remises, releases and forever discharges the Company and any of its present and former directors, officers, shareholders, other equity holders, agents, employees, attorneys, representatives, predecessors and successors, and their respective heirs, executors, administrators, transferees, successors and assigns (collectively, the “Releasees”) and each of them, of and from any and all manner of actions or causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, controversies, promises, agreements, judgments, costs, expenses, fees, liabilities, claims and demands whatsoever in law or in equity, or otherwise, of whatsoever kind or nature, whether foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, direct or indirect, which the Borrower had, has or can, shall or may hereafter have, for or by reason of any cause, matter or thing whatsoever from the beginning of the world through the date of this Agreement, in connection with, arising from or in any way attributable to the Borrower’s relationship with the Releasees; provided, however, that this Section 8(a) shall not be deemed to be a release by the Borrower of the Releasees with respect to any claims which may be asserted by the Borrower which arise from or relate to the fraud or willful misconduct of any of the Releasees.

               (b) The Borrower further hereby agrees to indemnify and hold the Company and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Company or on account of anything arising out of this Agreement, the Note, the Pledge Agreement or any other document delivered pursuant hereto or thereto up to and including the date hereof; provided that, the Borrower shall not have any obligation hereunder to the Company with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Company.
          9. Waiver of Jury Trial; Consent to Jurisdiction.
               (a) Each of the parties hereto hereby knowingly, voluntarily, and intentionally waives any right to trial by jury such party may have in any action or proceeding, in law or in equity, in connection with this Agreement, the Note, the Pledge Agreement, or the transactions contemplated by any thereof. The Borrower represents and warrants that no representative or agent of the Company has represented, expressly or otherwise, that the Company will not, in the event of litigation, seek to enforce this right to jury trial waiver. The Borrower acknowledges that the Company has been induced to enter into this Agreement by, among other things, the provisions of this Section 9(a).
               (b) The Borrower hereby irrevocably consents to the nonexclusive jurisdiction of the Circuit Court of Montgomery County in Maryland and the United States District Court for the District of Maryland, and waives personal service of any and all process upon the Borrower and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address for the Borrower provided in Section 10(g), and service so made shall be deemed to be completed upon actual receipt thereof. The Borrower waives any objection to jurisdiction and venue of an action instituted against the Borrower as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.
          10. Miscellaneous.
               (a) Further Assurance. The Borrower agrees to execute, and cause such other and further documents and instruments as the Company may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created hereby.
               (b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary of this Agreement.
               (c) Integration. This Agreement, together with the Note and Pledge Agreement, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, the Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Company or any employee or agent of the Company, except for the agreements of the Company set forth herein.
               (d) Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

               (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland, without regard to the choice of law principles of such state.
               (f) Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
               (g) Notices. Any notice required or permitted under this Agreement shall be deemed given on the earliest of (a) physical delivery to a party or (b) three (3) days after dispatch by carrier service to the intended recipient as follows:

To the Company:	Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850
Attn: Chief Financial Officer

with a copy to:	Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street
51 st Floor
Philadelphia, Pennsylvania 19103
Attention: Jennifer L. Miller

To the Borrower:	Denis O’Donnell
               (h) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY NOVAVAX, INC.
By:	/s/ Rahul Singhvi
	Title:	President & CEO

BORROWER
/s/ Denis M. O’Donnell

Schedule A
Vested Options with Grant price <$7.00

			Shares
Grant Date	Grant Type	Grant Price	Vested
1/28/2000	NQ	$6.75	18,519
5/7/2003	NQ	$4.05	25,617
3/9/2004	NQ	$5.95	58,194
5/4/2005	NQ	$1.48	15,000
2/17/2006	NQ	$4.60	15,000
1/28/2000	Incentive	$6.75	14,814
5/7/2003	Incentive	$4.05	49,383
3/9/2004	Incentive	$5.95	16,806

			213,333